UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2008

DRIFTWOOD VENTURES, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-124829	71-1033391
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2121 Avenue of the Stars, Suite 2550
Los Angeles, CA 90067
(Address of principal executive
offices including zip code)

(310) 601-2500

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 25, 2008, Zoo Games, Inc., our wholly-owned subsidiary (“Zoo Games”), entered into an Exchange Agreement (the “Exchange Agreement”) with Supervillian Studios, LLC, a wholly-owned subsidiary of Zoo Games (“Supervillain”), TSC Games, Inc. (“TSC”) and Stephen Ganem (“Ganem”), Timothy Campbell (“Campbell”) and Chris Rausch (“Rausch,” and together with Ganem and Campbell, the “Shareholders” of TSC), effective as of September 16, 2008, pursuant to which all of the assets pertaining to the business and operations of Supervillain were sold to TSC. The information with respect to the Exchange Agreement contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein and made a part hereof.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Pursuant to the Exchange Agreement, on September 25, 2008, that certain promissory note issued by Supervillain to TSC on June 14, 2007, in the principal amount of $2,100,000 (the “Promissory Note”), was terminated. The Promissory Note bore an interest rate of five percent (5%) per annum. The principal amount plus any accrued and unpaid interest due under the Promissory Note was payable as follows: (i) $250,000 on the earlier of (A) December 14, 2008 and (B) the date on which Zoo Games completes an equity financing of at least $20 million; (ii) $250,000 on December 14, 2008; (iii) $500,000 on September 1, 2009; and (iv) $1.1 million on June 14, 2010. No penalties were incurred in connection with the termination of the Promissory Note.

Also pursuant to the Exchange Agreement, on September 25, 2008, that certain sublease between Supervillain and TSC, dated as of June 14, 2007 (the “Sublease”), was terminated. Pursuant to the Sublease, Supervillain had leased approximately 5,050 square feet of office space at 3951 South Plaza Drive, Suite 220, Santa Ana, California, 92704 for monthly rent in the amount of $8,585. The Sublease was to expire on October 31, 2008. No penalties were incurred in connection with the termination of the Sublease.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On September 25, 2008, Zoo Games and Supervillain entered into the Exchange Agreement with TSC and the Shareholders, and, effective as of September 16, 2008, consummated the sale of all of the assets pertaining to the business and operations of Supervillain to TSC. The assets sold to TSC include, but were not limited to, all of Supervillain’s tangible personal property, intellectual property and goodwill associated therewith, licenses, sublicenses, leases and subleases. Specifically excluded from the sale were certain games that will continue to be developed by us. Pursuant to the Exchange Agreement, Zoo Games agreed to pay to TSC an aggregate amount of $500,000 payable in four equal installments, the first payment of which was made on September 28, 2008, and the remaining payments of which are to be made on October 13, 2008, October 28, 2008 and November 13, 2008. Subject to Zoo Games’s approval, TSC may request that portions of the next payment due be accelerated. In consideration of the sale of Supervillain’s assets, the Shareholders delivered to Zoo Games an aggregate of 351,171 shares of Driftwood common stock owned by such Shareholders. Additionally, pursuant to the Exchange Agreement, all agreements between either or both of Zoo Games and Supervillain, and either or both of TSC and the Shareholders, were terminated.

Supervillain originally acquired all of its assets from TSC pursuant to an asset purchase agreement entered into on June 14, 2007.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(b) Pro Forma Financial Information

The pro forma financial information required by Item 9.01 will be filed as soon as is practicable, but no later than 75 days from the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2008

DRIFTWOOD VENTURES, INC.

By:	/s/ Charles Bentz
Name: Charles Bentz
Title: Chief Financial Officer